   EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what Matthews’ financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of Matthews after the merger.

The unaudited pro forma condensed combined statements of income for Matthews’ fiscal year ended September 30, 2013 and for the six months ended March 31, 2014, have been prepared to give effect to the merger as if the merger had occurred on October 1, 2012. The pro forma condensed combined statement of income for the fiscal year ended September 30, 2013 combines Matthews’ audited consolidated statement of income for the fiscal year ended September 30, 2013 with the aggregated quarterly unaudited consolidated statements of comprehensive income (loss) of SGK for the four quarters ended September 30, 2013. The pro forma condensed consolidated statement of income for the six months ended March 31, 2014 combines Matthews’ unaudited consolidated statement of income for the six months ended March 31, 2014 with SGK’s aggregated unaudited consolidated statements of comprehensive income (loss) for the three-month periods ended December 31, 2013 and March 31, 2014. The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the merger as if the merger had occurred on March 31, 2014, and combines Matthews’ March 31, 2014 unaudited condensed consolidated balance sheet with SGK’s March 31, 2014 unaudited consolidated balance sheet.

As described further in Note 2 to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements of SGK have been adjusted by reclassifying and/or condensing certain line items in order to conform with Matthews’ financial statement presentation. There were no material transactions between Matthews and SGK during the periods presented in the unaudited pro forma condensed combined financial statements that require elimination.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, which are subject to change and interpretation. Matthews has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Matthews’ future results of operations and financial position. The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger or the costs to integrate the operations of Matthews and SGK, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the:

•
separate historical financial statements of Matthews as of and for the fiscal year ended September 30, 2013 and the related notes included in Matthews’ Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which is incorporated by reference into this Current Report on Form 8-K;

•
separate historical financial statements of SGK as of and for the year ended December 31, 2013 and the related notes included in SGK’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this Current Report on Form 8-K;

•
separate historical financial statements of Matthews as of and for the six months ended March 31, 2014 and the related notes included in Matthews’ Quarterly Report on Form 10-Q for the six months ended March 31, 2014, which is incorporated by reference into this Current Report on Form 8-K;

•
separate historical financial statements of SGK as of and for the three months ended March 31, 2014 and the related notes included in SGK’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which is incorporated by reference into this Current Report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FISCAL YEAR ENDED SEPTEMBER 30, 2013
(Dollar amounts in thousands, except per share data)

	Matthews	SGK	Pro Forma Adjustments		Pro Forma Combined
Sales	$985,357	$445,486	—		$1,430,843
Cost of sales	(628,839)	(287,358)	(5,480	) (a)	(921,677)

Gross profit	356,518	158,128	(5,480)		509,166
Selling & administrative expense	(260,726)	(171,315)	(8,122	) (b)	(440,163)

Operating profit	95,792	(13,187)	(13,602)		69,003
Investment income	2,284	202	—		2,486
Interest expense	(12,925)	(4,279)	(8,422	) (c)	(25,626)
Other income (deductions), net	(3,715)	—	(496	) (d)	(4,211)

Income before income taxes	81,436	(17,264)	(22,520)		41,652
Income taxes	(26,664)	6,613	7,951	(e)	(12,100)

Net income/(loss) from continuing operations	54,772	(10,651)	(14,569)		29,522
Net loss from continuing operations — noncontrolling interests	116	—	—		116

Net income/(loss) from continuing operations — attributable to Matthews shareholders	$54,888	$(10,651)	$(14,569)		$29,668

Earnings from continuing operations per common share:
Basic	$1.99	—	—		$0.91
Diluted	$1.98	—	—		$0.90

Weighted average common shares outstanding:
Basic	27,255	—	5,399	(f)	32,654
Diluted	27,423	—	5,399	(f)	32,822

The accompanying notes are an integral part of these pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
SIX MONTHS ENDED MARCH 31, 2014
(Dollar amounts in thousands, except per share data)

	Matthews	SGK	Pro Forma Adjustments		Pro Forma Combined
Sales	$476,782	$216,166	—		$692,948
Cost of sales	(305,226)	(138,225)	(2,740	) (a)	(446,191)

Gross profit	171,556	77,941	(2,740)		246,757
Selling & administrative expense	(135,668)	(72,083)	(7,842	) (b)	(199,909)

Operating profit	35,888	5,858	5,102		46,848
Investment income	1,227	187	—		1,414
Interest expense	(5,455)	(1,923)	(4,822	) (c)	(12,200)
Other income (deductions), net	(1,772)	—	(248	) (d)	(2,020)

Income before income taxes	29,888	4,122	31		34,031
Income taxes	(10,731)	(1,099)	329	(e)	(11,501)

Net income/(loss) from continuing operations	19,157	3,023	360		22,540
Net loss from continuing operations — noncontrolling interests	90	—	—		90

Net income/(loss) from continuing operations — attributable to Matthews shareholders	$19,247	$3,023	$360		$22,630

Earnings from continuing operations per common share:
Basic	$0.71	—	—		$0.69
Diluted	$0.70	—	—		$0.69

Weighted average common shares outstanding:
Basic	27,193	—	5,399	(f)	32,592
Diluted	27,424	—	5,399	(f)	32,823

The accompanying notes are an integral part of these pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2014
(Dollar amounts in thousands)

	Matthews	SGK	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash & cash equivalents	$61,590	$4,947	—		$66,537
Accounts receivable, net	185,274	94,128	—		279,402
Inventories	143,005	18,322	5,000	(g)	166,327
Income tax receivable	—	11,076	—		11,076
Deferred income taxes	9,805	1,240	—		11,045
Other current assets	21,780	13,403	—		35,183

Total current assets	421,454	143,116	5,000		569,570

Investments	23,122	—			23,122
Property, plant & equipment, net	176,406	57,098	20,000	(h)	253,504
Deferred income taxes	1,588	4,295	—		5,883
Other assets	15,275	8,271	2,481	(i)	26,027
Goodwill, net	527,282	201,610	98,215	(j)	827,107
Other intangibles assets, net	62,934	23,502	301,498	(k)	387,934

Total Non-Current Assets	806,607	294,776	422,194		1,523,577

TOTAL ASSETS	$1,228,061	$437,892	$427,194		$2,093,147

LIABILITIES & SHAREHOLDERS’ EQUITY
Long term debt, current maturities	$23,472	$1,266	$(1,266	) (l)	$23,472
Accounts payable	45,936	16,144	—		62,080
Accrued compensation	34,496	41,451	—		75,947
Accrued income taxes	4,010	256	(4,521	) (m)	(255)
Customer prepayments	14,840	7,515	—		22,355
Other current liabilities	46,754	19,654	2,704	(n)	69,112
Deferred income taxes	—	217	—		217

Total current liabilities	169,508	86,503	(3,083)		252,928
Long-term debt	354,167	60,534	323,465	(o)	738,166
Accrued pension	63,959	29,984	—		93,943
Postretirement benefits	18,270	—	—		18,270
Deferred income taxes	20,640	11,231	115,572	(p)	147,443
Other liabilities	30,296	8,342			38,638

Total liabilities	656,840	196,594	435,954		1,289,388

Common stock	36,334	229	(229	) (q)	36,334
Additional paid-in capital	46,911	208,596	(143,308	) (r)	112,199
Retained earnings	788,966	87,153	(89,194	) (s)	786,925
Accumulated other comprehensive income/(loss)	(22,287)	10,541	(10,541	) (q)	(22,287)
Treasury stock, at cost	(281,859)	(65,221)	234,512	(r)	(112,568)

Total shareholders’ equity-Matthews	568,065	241,298	(8,760)		800,603
Noncontrolling interests	3,156	—	—		3,156

Total shareholders’ equity	571,221	241,298	(8,760)		803,759

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	1,228,061	437,892	427,194		2,093,147

The accompanying notes are an integral part of these pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Description of the Transaction

On July 29, 2014, Matthews completed its previously-announced acquisition of SGK.

Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 16, 2014, between Matthews, Moonlight Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Matthews ("Merger Sub"), Moonlight Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Matthews ("Merger Sub 2") and SGK into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), Merger Sub merged with and into SGK (the "Merger"), with SGK continuing as the surviving corporation and a wholly-owned subsidiary of Matthews. Immediately after the completion of the Merger, SGK merged with and into Merger Sub 2 (the "Second Merger", and together with the Merger, the "Mergers"), with Merger Sub 2 continuing as the surviving entity and a wholly-owned subsidiary of Matthews. Merger Sub 2 has been renamed SGK LLC. The Mergers are intended to qualify as a "reorganization" within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

Under the terms of the Merger Agreement, each outstanding share of SGK Class A common stock (other than those held by SGK as treasury stock) was cancelled and converted into the right to receive (i) 0.20582 of a share of Matthews Class A common stock, par value $1.00 per share (“Matthews common stock”) and (ii) $11.80 in cash. In connection with the Merger, Matthews will issue approximately 5.4 million shares of Matthews common stock and pay an aggregate of approximately $309.5 million in cash to former SGK stockholders in exchange for their shares of SGK Class A common stock.

Upon the closing of the Merger, the shares of SGK Class A common stock, which previously traded under the ticker symbol “SGK” on the New York Stock Exchange (the “NYSE”), ceased trading on and were delisted from the NYSE.

Note 2: Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of the SEC Regulation S-X and presented for informational purposes only. The pro forma information is not necessarily indicative of what Matthews’ financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of Matthews after the merger.

The unaudited pro forma condensed combined statements of income for Matthews’ fiscal year ended September 30, 2013 and for the six months ended March 31, 2014, have been prepared to give effect to the merger as if the merger had occurred on October 1, 2012. The pro forma condensed combined statement of income for the fiscal year ended September 30, 2013 combines Matthews’ audited consolidated statement of income for the fiscal year ended September 30, 2013 with the aggregated quarterly unaudited consolidated statements of comprehensive income (loss) of SGK for the four quarters ended September 30, 2013. The pro forma condensed consolidated statement of income for the six months ended March 31, 2014 combines Matthews’ unaudited consolidated statement of income for the six months ended March 31, 2014 with SGK’s aggregated unaudited consolidated statements of comprehensive income (loss) for the three-month periods ended December 31, 2013 and March 31, 2014. The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the merger as if the merger had occurred on March 31, 2014, and combines Matthews’ March 31, 2014 unaudited condensed consolidated balance sheet with SGK’s March 31, 2014 unaudited consolidated balance sheet.

Certain line items in the historical consolidated statements of comprehensive income (loss) of SGK have been adjusted by reclassifying and/or condensing those items into categories that conform with Matthews’ financial statement presentation as follows (in thousands):

	Fiscal year ended September 30, 2013		Six months ended March 31, 2014
SGK Classifications	Cost of Sales	Selling and Administrative Expense	Cost of Sales	Selling and Administrative Expense
Cost of services	$276,792	—	$133,460	—
Selling, general and administrative expenses	—	$120,046	—	$56,753
Depreciation and amortization	8,667	9,336	3,754	5,411
Business and systems integration expenses	—	7,960	—	2,763
Acquisition integration and restructuring expenses	—	1,788	—	891
Impairment of long-lived assets	—	502	—	—
Foreign exchange loss	1,899	—	1,011	—
Merger related expenses	—	—	—	8,135
Multiemployer pension withdrawal expense	—	31,683	—	(1,870)

Total	$287,358	$171,315	$138,225	$72,083

Certain line items in the historical consolidated balance sheet of SGK have been adjusted by reclassifying those items and/or components thereof into categories that conform with Matthews’ financial statement presentation as follows (in thousands):

	As of March 31, 2014
SGK Classifications	Inventories	Accrued Compensation	Customer Prepayments	Accrued Liabilities	Accrued Pension	Other Liabilities	Total
Unbilled client service	$18,322	—	—	—	—	—	$18,322
Accrued Liabilities	—	$41,451	$7,515	$19,654	—	—	68,620
Other long-term liabilities	—	—	—	—	$29,984	$8,342	38,326

Total	$18,322	$41,451	$7,515	$19,654	$29,984	$8,342

The unaudited pro forma condensed combined statements of income exclude nonrecurring charges and related tax effects which would result directly from the transaction and would have been included in income within the first twelve months subsequent to the transaction. These items include pre-tax amounts of approximately $17.6 million of fees and other costs incurred to facilitate the transaction, $4.7 million of compensation charges triggered by the change in control of SGK, and approximately $5.0 million of charges to recognize step-up in the value of inventory. There were no material transactions between Matthews and SGK during the periods presented in the unaudited pro forma condensed combined financial statements that require elimination.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, which are subject to change and interpretation. Matthews has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Matthews’ future results of operations and financial position. The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Note 3: Preliminary Purchase Price Allocation

Management’s estimate of the acquisition purchase price is calculated as follows (in thousands except per share amounts):

Cash price per share	$11.80
Shares outstanding	26,231

Total cash value of equity	$309,524

Share conversion	0.20582
Shares outstanding	26,231

Shares issued	5,399
Share price	$43.45

Total value of equity transferred	$234,579

Cash acquired	$(4,947)
Debt assumed(i)	71,994

Net debt assumed	$67,047

Total estimated purchase price	$611,150

(i)	Debt assumed is based on March 31, 2014 balance sheet and includes certain obligations triggered by the change in control of SGK.

The table below represents the allocation of the total purchase price to SGK’s assets acquired and liabilities assumed based upon Matthews’ management’s preliminary estimates of their respective fair values as of March 31, 2014 (in thousands):

Working capital excluding cash & cash equivalents	$60,922
Property, plant and equipment	77,098
Goodwill	299,825
Intangible assets	325,000
Other assets	12,566
Other liabilities	(164,261)

Total estimated purchase price	$611,150

Note 4: Unaudited Pro Forma Adjustments

The following represents an explanation of the various pro forma adjustments to the unaudited condensed combined financial statements:

(a)	Represents management’s preliminary estimate of the incremental depreciation and amortization of tangible and intangible assets.

(b)
Represents the aggregate of the following: 1) management’s preliminary estimate of the incremental depreciation and amortization of tangible and intangible assets; and 2) for the six months ended March 31, 2014, an adjustment to remove the effect of transaction fees incurred by Matthews and SGK in connection with the proposed merger.

(c)
Represents management’s estimate of incremental interest expense resulting from the acquisition. This adjustment contemplates additional interest incurred on incremental debt generated to fund the following: purchase of SGK shares in connection with the acquisition, repayment of outstanding borrowings of SGK at close, and higher borrowing rates on pre-existing debt.  The weighted average interest rate incorporates estimates of debt bearing variable and fixed rates and anticipated interest rate spreads of the combined company in accordance with the provisions of Matthews’ amended senior credit facility.  A 1/8 th of 1% change in the assumed variable interest rate would change the annual unaudited pro forma interest expense by approximately $0.2 million.

(d)
Represents  the amortization of fees incurred to amend Matthews’ existing senior credit facility to increase the revolving credit facility availability thereunder by $400 million, which will be used in part to fund the cash merger consideration.

(e)
Represents the aggregate of the following: 1) management’s preliminary estimate of the impact of incremental depreciation, amortization, and interest expense on income tax expense; and 2) for the six months ended March 31, 2014, an adjustment to remove the income tax effects of transaction fees incurred by Matthews and SGK in connection with the proposed merger.

(f)
SGK stockholders received $11.80 cash and 0.20582 of a share of Matthews common stock for each SGK share held. This adjustment represents the number of aggregate shares of Matthews common stock that were issued to SGK shareholders in partial exchange for their holdings of SGK shares.

(g)
Represents management’s preliminary estimate of the step-up in basis of inventory acquired in the acquisition. Fair market value for raw materials is based on replacement cost and for finished goods and work-in-process is based on estimated selling price, less the sum of costs to complete, dispose of, and allow for a reasonable profit allowance for the selling effort.

(h)
Represents management’s preliminary estimate of the step-up in basis of property, plant and property acquired in the acquisition. Management anticipates depreciating the fair value of SGK’s property, plant and equipment on a straight-line basis over the estimated useful lives that will generally range from 3 to 30 years.

(i)
Represents fees incurred to amend Matthews’ existing senior credit facility to increase the revolving credit facility availability thereunder by $400 million, which will be used in part to fund the cash merger consideration.

(j)
Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. This adjustment represents management’s preliminary estimate of the excess of the goodwill generated in connection with the SGK acquisition over the historical basis of goodwill recorded on SGK’s balance sheet.

(k)
Represents management’s preliminary estimate of the adjustments to record the fair value of intangible assets acquired in the acquisition, including customer relationships, trade names, developed technology, internally-generated software, and lease contracts. Management expects that acquired trade names will have indefinite lives.  All other acquired intangible assets are expected to be amortized on a straight-line basis over their estimated useful lives that will generally range from 2 to 20 years.

(l)	Represents the adjustment to eliminate SGK’s current maturities of long-term debt, which were refinanced using borrowings under the Matthews’ amended senior credit facility.

(m)
Represents the tax benefits generated from transaction fees incurred by Matthews and SGK in connection with the proposed merger and financing fees incurred to amend Matthews’ existing senior credit facility.

(n)	Represents transactions fees incurred by Matthews and SGK subsequent to March 31, 2014.

(o)
Represents incremental long-term debt generated to fund the purchase of SGK shares in connection with the acquisition, financing fees incurred to amend Matthews’ existing senior credit facility, transaction fees incurred in connection with the acquisition, and refinance SGK’s existing borrowings.

(p)
Represents management’s preliminary estimate of adjustments to long term deferred tax liabilities generated by the differences in the book and tax bases of intangible assets and deferred financing fees.

(q)	Represents the elimination of the historical basis of SGK’s common stock and accumulated other comprehensive income balances.

(r)
Represents the elimination of the historical basis of SGK’s additional paid-in capital and treasury stock balances and adjustments to Matthews’ corresponding accounts to reflect the issuance of treasury shares in exchange for SGK shares as partial purchase consideration.

(s)
Represents the elimination of the historical basis of SGK’s retained earnings balances and adjustments to Matthews’ corresponding accounts to reflect the impact of transaction fees, net of the effect of taxes.